Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2005, relating to the financial statements of State National Bancshares, Inc. appearing in the Prospectus filed on October 3, 2005.

Houston, Texas
January 3, 2006